EXHIBIT A

AGREEMENT AS TO JOINT FILING

Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D relating to Lodgian, Inc. is being filed on behalf of each of the undersigned.

Dated: December 27, 2005	KEY COLONY FUND, L.P.

	By:	Key Colony Management, LLC, general partner

		By:	/s/ Alex R. Lieblong
		Name:	Alex R. Lieblong
		Title:	Managing Member

KEY COLONY MANAGEMENT, LLC

	By:	/s/ Alex R. Lieblong
	Name:	Alex R. Lieblong
	Title:	Managing Member

LIEBLONG & ASSOCIATES, INC.

	By:	/s/ Alex R. Lieblong
	Name:	Alex R. Lieblong
	Title:	President

/s/ Alex R. Lieblong
ALEX R. LIEBLONG

/s/ Michael J. Grondahl
MICHAEL J. GRONDAHL

11